Ex. 99.1 FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“First Amendment”) is made this 19th day of February, 2026, by and among ACNB CORPORATION, a Pennsylvania business corporation (the “Corporation”), ACNB BANK, a state-chartered bank (the “Bank”) and JASON H. WEBER, an adult individual (“Executive”) residing in Pennsylvania. WITNESSETH: WHEREAS, the Corporation, the Bank and the Executive entered into an Amended and Restated Employment Agreement dated October 5, 2022 (the “Agreement”); WHEREAS, Executive has been employed by Corporation and Bank as of Chief Financial Officer; and WHEREAS, the parties desire to amend the Agreement as described herein. AGREEMENT: NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows: 1. Section 7 of the Agreement is hereby amended and restated in full and in its entirety to read as follows: 7. Rights in Event of Termination Following a Change in Control. In the event that Executive terminates employment for Good Reason as defined in Section 4(c) within one year of a Change in Control or Executive is involuntarily terminated without Cause within two (2) years after a Change in Control (as defined in Section 6(b) of this Agreement), and such termination of employment constitutes a Separation of Service, Executive shall be entitled to receive the compensation and benefits set forth below: The Bank, or successor thereto, shall pay Executive a lump sum amount equal to and no greater than 2.99 times Executive’s Agreed Compensation as defined in subsection (g) of Section 4, minus applicable taxes and withholdings within thirty (30) days of Executive’s Separation of Service, subject to Compliance with Code Section 409A. In addition, for a period of two (2) years from the date of Separation of Service, or until Executive secures substantially comparable benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive immediately prior to his Separation of Service, or, if the Bank cannot legally provide such benefits because

2 Executive is no longer an employee, or future law or plans do not so permit, the Bank shall reimburse Executive in an amount equal to the monthly premium paid by him to obtain substantially comparable employee benefits which he enjoyed immediately prior to termination, subject to compliance with Code Section 409A if applicable. In addition for a period of two (2) years from the date of Separation of Service, or until Executive secures benefits of substantially comparable coverage through other employment, whichever shall first occur, Executive shall notify Bank upon receipt of benefits from a third party and provide details of such benefits to the Bank. The Corporation, Bank and Executive hereby recognize that: (i) the non-solicitation restrictions and non-competition restrictions under Section 9 of this Agreement have value, (ii) the value shall be recognized in any calculations the Corporation, Bank and Executive perform with respect to determining the affect, if any, of the parachute payment provisions of Section 280G of the Code (“Section 280G”), by allocating a portion of the payments under Section 7 of this Agreement to the fair value of the non-solicitation and non-competition restrictions under Section 9 of this Agreement (the “Appraised Value”), (iii) the Bank shall obtain an independent appraisal to determine the Appraised Value, (iv) the Appraised Value will be considered reasonable compensation for post change in control services within the meaning of Q&A-40 of the regulations under Section 280G, and (v) any aggregate parachute payments, as defined in Section 280G, will be reduced by the Appraised Value. In addition, in the event that the payments described herein, even after giving effect and application to the immediately above paragraph, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment would result in the imposition of an excise tax under Section 4999 of the Code or under Section 280G of the Code, the Bank, or successor thereto, will pay to Executive an additional cash payment (“Limited Gross Up Payment”) in an amount such that the after tax proceeds of such Limited Gross Up Payment (including any income tax or excise tax on such Limited Gross Up Payment) will be equal to the amount of the excise tax that is a product, result, or an effect of inclusion of any amounts included or from any and all Salary Continuation Agreements by and between Executive and the Bank. Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of Separation of Service, termination of employment or otherwise.

3 2. Section 9 (a)(iii) of the Agreement is hereby amended and restated in full and in its entirety to read as follows: (iii) directly or indirectly solicit persons or entities who were customers or referral sources of the Corporation, the Bank or their subsidiaries within two (2) years of Executive’s termination of employment, to become a customer or referral source of a person or entity other than the Corporation, the Bank or their subsidiaries; 3. In all other respects, the Agreement shall remain in full force and effect as amended hereby. [Signature Page to Follow]

4 IN WINESS WHEREOF, the parties have executed this First Amendment as of the date first above written. ATTEST: ACNB CORPORATION Douglas Seibel By: James P. Helt James P. Helt, President and CEO ATTEST: ACNB BANK Douglas Seibel By: James P. Helt James P. Helt, President and CEO WITNESS: EXECUTIVE Shelly Altland Jason H. Weber Jason H. Weber